UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2007

BERRY PETROLEUM COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	1-9735 (Commission File Number)	77-0079387 (IRS Employer Identification Number)

5201 TRUXTUN AVE., STE. 300, BAKERSFIELD, CA (Address of Principal Executive Offices)	93309 (Zip Code)

Registrant’s telephone number, including area code: (661) 616-3900

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 19, 2007, Berry Petroleum Company (Company) issued a news release titled "Berry Petroleum Announces Sale of West Montalvo Assets" regarding the registrant's entering into an agreement with Venoco, Inc. (NYSE:VQ) on March 19, 2007 to sell its non-core West Montalvo assets, near Ventura, California. Berry estimates a sales price of approximately $63 million cash before adjustments and expects to close the sale in the second quarter of 2007. The completion of the transaction is subject to certain conditions and there is no assurance that all such conditions will be satisfied. The news release is attached hereto as Exhibit 99.1, which is incorporated by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	News Release dated March 19, 2007 titled "Berry Petroleum Announces Sale of West Montalvo Assets".

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

BERRY PETROLEUM COMPANY
By:	/s/ Kenneth A. Olson
Kenneth A. Olson
Corporate Secretary

Date: March 22, 2007